EXHIBIT 99(d)(3)


                         EXPENSE REIMBURSEMENT AGREEMENT

         This Agreement is entered into effective as of the first day of February 2004, by and between TIAA-CREF Institutional Mutual Funds (the "Funds"), a Delaware business trust, and Teachers Advisors, Inc. ("Advisors"), a Delaware corporation.

         WHEREAS, the Fund is an open-end diversified management investment company currently consisting of twenty-three investment portfolios and three classes (collectively, the "Fund Portfolios").

         WHEREAS, Advisors and the Funds have entered into an Investment Management Agreement, dated June 1, 1999, as amended (the "Investment Management Agreement") providing for investment management services to be provided by Advisors to the Funds for an investment management fee; and

         WHEREAS, the parties hereto wish to lessen the impact of the ordinary operating expenses of the Funds other than the investment management fee paid by the Fund pursuant to the Investment Management Agreement (collectively, the "Other Expenses"), while certain of the Fund Portfolios are initially accumulating assets.

         NOW, THEREFORE, the parties do hereby agree as follows:

1. TERM OF AGREEMENT. This Agreement shall commence as of the first day of February, 2004 and shall continue until the close of business on February 1, 2005, unless earlier terminated by written agreement of the parties hereto.

2. REIMBURSEMENT OF EXPENSES OF THE FUND PORTFOLIOS. Advisors hereby agrees to reimburse the Funds for such Other Expenses of each Fund Portfolio that would cause the percentage of net annual fund operating expenses (including investment management fees and any 12b-1 fees), to exceed the percentages set forth on Exhibit A.

3. AMOUNT AND FREQUENCY OF REIMBURSEMENTS. The amount of reimbursement, if any, for each Fund Portfolio shall be determined monthly. The frequency of such reimbursements shall be made from time to time as agreed upon between the Funds and Advisors.

4. PROVISION OF FINANCIAL STATEMENTS. For such period as Advisors is obligated to pay any of the Other Expenses of the Fund pursuant to the provisions of this Agreement, Advisors hereby agrees to provide the Board of Trustees of the Funds, at the request of the Board, the unaudited financial statements of Advisors and the annual audited financial statements of Advisors.

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5.       ASSIGNMENT AND MODIFICATION. This Agreement may be modified or assigned only by a writing signed by all of the parties.

6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


                                            TIAA-CREF Institutional Mutual Funds


                                            By:
                                                --------------------------------

Teachers Advisors, Inc.


By:
    ----------------------------

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                                    Exhibit A

Institutional Class

  ------------------------------------------------------------------------------

  Growth Equity Fund                                           0.14%

  Growth & Income Fund                                         0.14%

  International Equity Fund                                    0.20%

  Large-Cap Value Fund                                         0.14%

  Mid-Cap Growth Fund                                          0.14%

  Mid-Cap Value Fund                                           0.14%

  Small-Cap Equity Fund                                        0.08%

  Large-Cap Growth Index Fund                                  0.08%

  Large-Cap Value Index Fund                                   0.08%

  Equity Index Fund                                            0.08%

  S&P 500 Index Fund                                           0.08%

  Mid-Cap Growth Index Fund                                    0.08%

  Mid-Cap Value Index Fund                                     0.08%

  Mid-Cap Blend Index Fund                                     0.08%

  Small-Cap Growth Index Fund                                  0.08%

  Small-Cap Value Index Fund                                   0.08%

  Small-Cap Blend Index Fund                                   0.08%

  International Equity Index Fund                              0.15%

  Social Choice Equity Fund                                    0.08%

  Real Estate Securities Fund                                  0.15%

  Bond Fund                                                    0.14%

  Inflation-Linked Bond Fund                                   0.14%

  Money Market Fund                                            0.09%


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Retirement Class
--------------------------------------------------------------------------------

Growth & Income Fund                                               0.48%

International Equity Fund                                          0.55%

Large-Cap Value Fund                                               0.48%

Mid-Cap Growth Fund                                                0.48%

Mid-Cap Value Fund                                                 0.48%

Small-Cap Equity Fund                                              0.48%

Large-Cap Growth Index Fund                                        0.44%

Large-Cap Value Index Fund                                         0.44%

S&P 500 Index Fund                                                 0.44%

Mid-Cap Growth Index Fund                                          0.44%

Mid-Cap Value Index Fund                                           0.44%

Mid-Cap Blend Index Fund                                           0.44%

Small-Cap Growth Index Fund                                        0.44%

Small-Cap Value Index Fund                                         0.44%

Small-Cap Blend Index Fund                                         0.44%

International Equity Index Fund                                    0.50%

Social Choice Equity Fund                                          0.44%

Real Estate Securities Fund                                        0.49%


Retail Class

--------------------------------------------------------------------------------

Large-Cap Value Fund                                               0.44%

Mid-Cap Growth Fund                                                0.44%

Mid-Cap Value Fund                                                 0.44%

Small-Cap Equity Fund                                              0.30%

Real Estate Securities Fund                                        0.45%

Inflation-Linked Bond Fund                                         0.30%